SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officers of BlackRock Investment Quality Municipal Trust, Inc. (the “Company”), hereby certifies, to the best of their knowledge, that the Company’s Report on Form N-CSR for the period ended October 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 11, 2007

/s/ Robert S. Kapito
Name: Robert S. Kapito
Title: Principal Executive Officer

/s/ Donald C. Burke
Name: Donald C. Burke
Title: Principal Financial Officer